UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Washington Gas Light Company

(Exact name of registrant as specified in its charter)

District of Columbia and Virginia	53-0162882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Constitution Avenue, NW Washington, DC	20080
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: _____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $1.00 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

Washington Gas Light Company (the “Registrant”) has determined to voluntarily register its common stock, $1.00 per share (the “Common Stock”), under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to this Form 8-A. The description of the Common Stock registered hereby is incorporated herein by reference to the section entitled “Description of Common Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-63735) filed with the Securities and Exchange Commission on September 18, 1998.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Washington Gas Light Company Charter (incorporated by reference to Exhibit 4 to Washington Gas Light Company’s Registration Statement on Form S-3 filed July 21, 1995).

3.2	Bylaws of Washington Gas Light Company, as amended effective July 6, 2018 (incorporated by reference to Exhibit 3.2 to Washington Gas Light Company’s Form 8-K filed July 12, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WASHINGTON GAS LIGHT COMPANY

By:	/s/ Vincent L. Ammann, Jr.
Name:	Vincent L. Ammann, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: December 17, 2018